UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 7, 2016

DIGITALGLOBE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34299	31-1420852
(Commission File Number)	(IRS Employer Identification No.)

1300 West 120th Avenue Westminster, Colorado	80234
(Address of Principal Executive Offices)	(Zip Code)

(303) 684-4000
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2016, James M. Whitehurst, a member of the Board of Directors (“Board”) of DigitalGlobe, Inc. (“Company”) since 2009, notified the Company that he will retire from the Board at the Company’s 2016 annual meeting of shareowners and will not stand for re-election at that meeting.

Mr. Whitehurst currently serves as the President and Chief Executive Officer of Red Hat, Inc. (“Red Hat”).  On March 6, 2016, the board of directors of United Continental Holdings, Inc. appointed Mr. Whitehurst to join its board of directors, and in connection with that appointment the Red Hat board of directors has required that Mr. Whitehurst withdraw from any additional public company board responsibilities. Accordingly, Mr. Whitehurst determined not to stand for re-election to the Company’s Board.  Mr. Whitehurst’s decision not to stand for re-election did not involve any disagreement with the Company relating to the Company’s operations, policies or practices.

The Company is grateful for the many years of service that Mr. Whitehurst provided on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITALGLOBE, INC.

		By:	/s/ Daniel L. Jablonsky
Date:	March 11, 2016		Daniel L. Jablonsky
Senior Vice President, General Counsel and Corporate Secretary